EXHIBIT 10.2

                               PROMISSORY NOTE
                               ---------------


 $2,250,000.00                                               October 28, 2005
                                                                Dallas, Texas

 FOR VALUE RECEIVED, the undersigned BEST CIRCUIT BOARDS, INC., a Texas corporation (the "Borrower"), hereby promises to pay to the order of COMPASS BANK ("Bank") at the Bank's office at 2620 Preston Road, Frisco, Texas 75034-9433, or such other place as holder of this Note may direct, in lawful money of the United States of America, the principal amount of Two Million Two Hundred Fifty Thousand and No/100 DOLLARS ($2,250,000.00), or so much thereof as may be advanced hereunder, with interest at the rate and calculated in the manner described herein.

      1. Definitions. As used in this Note, the following terms shall have the following meanings:

      (a) "Business Day" shall mean a day of the year on which national banks in New York, New York are open for business.

      (b) "Compass Bank Index Rate" shall mean the prime rate as published in "Money Rates" table of The Wall Street Journal on the applicable day. If multiple prime rates are quoted in the table, then the highest prime rate will be the Compass Bank Index Rate. In the event the prime rate is no longer published in the "Money Rates" table, then the Bank will choose a substitute rate as the Compass Bank Index Rate which is based upon comparable information.

      (c) "Default Rate" shall mean the rate per annum which is five percent (5%) above the Compass Bank Index Rate.

      (d) "Guarantor" shall mean Brad Jacoby.

      (e) "LIBOR Index Rate" shall mean the London Interbank Offered Rate for a period of thirty (30) days, as quoted on the Telerate Information System, page 3750, on the applicable determination date (or in the event no such quotation is available on such date on the day most immediately preceding the determination date on which such a quotation was available). In the event the Telerate Information Service ceases to be available to the Bank or ceases to provide information sufficient to determine the London interbank offered rate for a period of thirty (30) days, the "LIBOR Index Rate" shall mean the London Interbank Offered Rate for a period of thirty (30) days, as published in the "Money Rates" table of The Wall Street Journal on the applicable determination date (or in the event no such quotation is available on such date, as quoted on the day most immediately preceding the determination date on which such a quotation was available). In the event the London Interbank Offered Rate for a period of thirty (30) days, is no longer published in the "Money Rates" table, then the Bank will choose a substitute rate as the LIBOR Index Rate based on comparable information, which may include quotations from such services as Reuters Monitor Money Rates Service or Knight-Rider News Service.

      (f) "LIBOR Based Rate" shall mean a rate of interest based on the LIBOR Index Rate.

      (g) "Loan" shall mean the $2,250,000.00 loan made to Borrower by the Bank and evidenced hereby.

      (h) "Maturity Date" shall mean ____________ __, 2010.

      (i) "Maximum Allowable Rate" shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum.

      (j) "Principal Amount" shall mean that portion of the Loan evidenced hereby as is from time to time outstanding.

      (k) "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as from time to time amended or supplemented.

      (l) "Regulation" shall mean with respect to the charging and collecting of interest at a LIBOR Based Rate, any United States federal, state or foreign laws, treaties, rules or regulations, whether now in effect or hereinafter enacted or promulgated (including Regulation D), or any interpretations, directives or requests applying to a class of depository institutions including the Bank under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      2. Payment; Interest. From and after the date thereof, this Note shall bear interest and be payable as follows:

      (a) Interest shall be payable monthly on the first (1 ) day of each month, with the st first such interest payment to be due and payable on ____________ 1, 2005 and with subsequent interest payments to be due and payable on the first (1 ) day of each succeeding month until this st Note has been paid in full. Interest shall be computed daily on the principal amount owing hereunder from time to time in the manner and at the rate set forth below.

      (b) Installments of principal in the amount of $37,500.00 each shall be due and payable on ____________ 1, 2005 and on the first (1 ) day of each month thereafter, through and st including ____________ 1, 2010.

      (c) The entire unpaid principal balance of this Note, together with all interest and other sums due under the Loan Documents, shall be due and payable on the Maturity Date.

      (d) In the event  the first day of  any month during  the term of  this
 Note is not a Business Day, then notwithstanding anything to the contrary contained elsewhere herein any payment of principal or interest on this Note which would otherwise be payable on such day shall be due and payable on the next succeeding Business Day.

      (e) From and after the date hereof this Note shall bear interest on the outstanding unpaid principal balance at a varying rate per annum equal to the lesser of (i) the Applicable Rate and (ii) the Maximum Allowable Rate, each such change in the rate of interest charged hereunder to be effective, without notice to Borrower, on the effective date of each change in the Applicable Rate or the Maximum Allowable Rate, as the case may be. Interest on this Note shall be calculated at a daily rate equal to 1/360th of the annual percentage rate which this Note bears; provided, however, that if the Maximum Allowable Rate would be exceeded by virtue of the calculation of interest based upon a 360-day year, then to the extent necessary to avoid exceeding the Maximum Allowable Rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued; and provided further that if at any time the Applicable Rate exceeds the Maximum Allowable Rate, resulting in the charging of interest under this Note to be limited to the Maximum Allowable Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest below the Maximum Allowable Rate until the total amount of interest accrued on the indebtedness evidenced by this Note equals the amount of interest which would have accrued if the Applicable Rate had at all times been in effect. The "Applicable Rate" shall be a per annum rate equal to the LIBOR Index Rate in effect from day to day plus two and fifteen one hundredth percent (2.15%).

      (f) After default or maturity, past due principal and past due interest to the extent permitted by law, shall bear interest at the lesser of the Maximum Allowable Rate or the Default Rate.

      (g) Notwithstanding any other provisions to the contrary in this Note, if while this Note bears interest at a LIBOR Based Rate, the Bank determines that any applicable law, rule or Regulation shall make it unlawful or impossible for the Bank to maintain loans bearing interest at the applicable LIBOR Based Rate, then the Principal Amount shall bear interest at a varying rate per annum equal to the Compass Bank Index Rate commencing either (i) on the last day of the then current calendar month if the Bank may lawfully continue until such day to maintain loans bearing interest at the applicable LIBOR Based Rate or (ii) immediately, if the Bank may not lawfully continue to maintain loans bearing interest at the applicable LIBOR Based Rate to the end of such calendar month.

      (h) In no event shall the rate of interest calculated and charged hereunder exceed the Maximum Allowable Rate. All agreements between Borrower and the Bank, or any subsequent holder of this Note, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of this Note or otherwise, shall the aggregate of all amounts paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the funds advanced pursuant to this Note or for the performance or payment of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to this Note or of any other debt evidenced hereby exceed the Maximum Allowable Rate. If from any circumstances whatsoever, fulfillment of any provision hereof or of any such other document, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance or reason whatsoever, the interest paid or received on this Note during its full term produces a rate which exceeds the Maximum Allowable Rate, the Bank or any subsequent holder of this Note shall refund to the payor or, at the Bank's or such holder's option, credit against the unpaid principal of this Note, if any, such portion of said interest as shall be necessary to cause the interest paid on this Note to produce a rate equal to the Maximum Allowable Rate. All sums paid or agreed to be paid to any holder of this Note for the use, forbearance or detention of the indebtedness evidenced by this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Note so that the interest is uniform throughout the full term of this Note. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Borrower and any holder of this Note.

      3. Prepayments. This Note may be prepaid in whole or in part, at any time, without premium or penalty.

      4. Security. The indebtedness evidenced hereby is secured by a Credit and Security Agreement of even date herewith (the "Loan Agreement") between Borrower, Guarantor and the Bank. This Note, the Loan Agreement and any other document now or hereafter evidencing, securing, guaranteeing or executed in connection with the Loan are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a "Loan Document" and together the "Loan Documents." Any notice required or which any party desires to give under this Note shall be given and effective as provided in the Loan Agreement. This Note is included in the indebtedness referred to in the Loan Documents and is entitled to the benefits of the Loan Documents, but neither this reference to the Loan Documents nor any provisions thereof shall affect or impair the absolute and unconditional obligation of Borrower to pay the principal of and interest on this Note when due.

       5. Purpose. Borrower represents, warrants and covenants to and with the Bank and any other holder of this Note that the loan evidenced by this Note and all advances hereunder and under the other Loan Documents are and shall be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in the Texas Finance Code.

      6. Default. As used in this Note, "Event of Default" shall mean the happening of any of the events defined as constituting an Event of Default in Loan Agreement. Upon the occurrence of an Event of Default, or at any time thereafter, the holder of this Note may, with or without notice to Borrower, declare this Note to be forthwith due and payable, whereupon this Note and the indebtedness evidenced hereby shall forthwith be due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any of the Loan Documents or in any other instrument executed in connection with or securing this Note to the contrary notwithstanding.

      7. Cross Default. Borrower and the Bank have entered into, or subsequent to the date hereof Borrower and the Bank may enter into, an ISDA Master Agreement (the "Master Agreement") under the terms of which Borrower and the Bank have entered into or may enter into interest rate swap, cap, floor, collar or option transactions. Borrower hereby agrees that the occurrence of an Event of Default under the Master Agreement shall constitute an Event of Default under this Note, and the Bank shall thereafter have all rights and remedies available to it following the occurrence of an Event of Default under both this Note and the Master Agreement.

      8. Late Charge. If any installment of principal and/or interest payable under this Note is not paid on or before ten (10) days from the date such installment is due, Borrower agrees to pay a late charge equal to five percent (5%) of the amount of the unpaid installment to compensate the Bank for the additional expense involved in handling delinquent payments; however, the obligation to pay such late charge is subject to the limitation contained in the subparagraph (h) of Section 2 of this Note.

      9. Waivers. Except as otherwise expressly provided herein or in the other Loan Documents, Borrower and any endorser or guarantor of this Note hereby waive demand, presentment for payment, notice of dishonor, protest, notice of intent to accelerate, notice of acceleration, notice of protest and diligence in collection or bringing suit and agree that the holder hereof may accept partial payment, or release or exchange security or collateral, without discharging or releasing any unreleased collateral or the obligations evidenced hereby. No failure of any holder of this Note to accelerate the indebtedness evidenced hereby or to exercise any other right hereunder shall be construed as a novation or modification of this Note or a waiver of the holder's right to thereafter insist upon strict compliance with the terms of this Note without prior notice of such intention being given to Borrower.

      10. Attorneys' Fees. Borrower and each endorser or guarantor of this Note agree to pay reasonable attorneys' fees and costs incurred by the holder hereof in collecting or attempting to collect this Note, whether by suit or otherwise.

      11. Applicable Law; Venue; Parties. THIS NOTE IS BEING DELIVERED TO, AND ACCEPTED BY, THE BANK IN THE STATE OF TEXAS AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT. Borrower and the Bank expressly agree that Chapter 364 of the Texas Finance Code shall not apply to this Note or to the loan evidenced by this Note or any advance thereunder. As used herein, the terms "Borrower", "Bank" and "holder" shall be deemed to include their respective successors, legal representatives, heirs and assigns, whether by voluntary action of the parties or by operation of law.

 IN WITNESS WHEREOF, Borrower has executed and delivered this Note in Dallas Texas, as of the day and year first above written.

                                    BORROWER:
                                    ---------
                                    BEST CIRCUIT BOARDS, INC.,
                                    a Texas corporation

                                    By:______________________________________
                                    Brad Jacoby, President